Exhibit 99.1

CITY ANNOUNCES CHANGES TO LEADERSHIP TEAM

Names new EVP Retail, CFO and CIO

February 23, 2005 - Charleston, West Virginia - City Holding Company, “the Company” (NASDAQ:CHCO), a $2.2 billion bank holding company headquartered in Charleston, today named three of its executives to new positions on the Company’s leadership team.

Craig G. Stilwell has been named Executive Vice President of Retail Banking. Stilwell, who joined City in 2001 as Executive Vice President & Director of Marketing and HR, is expanding his role to oversee retail banking. The board today also named David L. Bumgarner as CFO for the Company. Bumgarner joined the bank earlier this year as Senior Vice President and Controller. In addition, Jeff Legge, who has been with the Company for 16 years, was named Chief Information Officer.

Stillwell is assuming responsibility for retail banking upon the departure of William L. Butcher, who previously was the EVP of Retail Banking. “Bill played a key role in City’s strategic repositioning to improve operating performance, retail banking and profitability at City,” said Charles R. “Skip” Hageboeck, President and CEO of City Holding Company. “We are grateful for his four years of service.”

A graduate of Hanover College, Stilwell (49) offers 27 years of increased responsibility in the financial industry. At Peoples Bank in Indianapolis from 1978 – 1999, he progressed from branch manager to Senior Vice President & Director of Marketing and Human Resources. From 1999 – 2001, he was a consulting leader, specializing in banking, for a regional-based public accounting and consulting firm.

“Craig’s creativity, business acumen and communications skills are a great asset to City,” Hageboeck said. “He has proven skills in formulating and executing strategic business initiatives, product and profitability management, and marketing and human resources leadership.”

CFO Bumgarner (39), a life-long resident of the Kanawha Valley, is a graduate of West Virginia University and is a licensed CPA. Before joining City, he was Audit Senior Manager at Arnett & Foster, P.L.L.C., in Charleston, the largest public accounting and consulting firm in West Virginia.

Legge (41) has been Senior Vice President and Information Systems Director for the Company since 1998. The long-time West Virginia resident holds a degree in Computer Science from Marshall University.

Some other key players on the City Holding Company management team include John DeRito (55), Executive Vice President, Commercial Banking. DeRito joined the company in June, 2004, bringing a track record of 20-plus years of banking. A life-long resident of Charleston and a graduate of the University of Charleston, DeRito was Credit Officer for the West Virginia Central Region of BB&T, and Senior Vice President and Credit Officer of One Valley Bank, before joining City.

Tim Quinlan (36), continues as Senior Vice President, Retail Banking, overseeing the bank’s 56 branches and over 425 branch personnel. Quinlan joined City in 2001 after 10 years at BB&T (formerly One Valley Bank) in Charleston. At BB&T, he held various positions of increased responsibility in retail banking. The St. Albans native is a graduate of West Virginia University.

Hageboeck stated, “All members of our leadership team are superb. Their strong records of achievement and broad levels of experience make them tremendous assets to our company as we look forward to continued growth.”

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in the Company’s actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may not continue to experience significant recoveries of previously charged-off loans and the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on previously securitized loans causing the yields on these assets to decline; (4) the Company could have adverse legal actions of a material nature; (5) the Company may face competitive loss of customers; (6) the Company may be unable to manage its expense levels;(7) the Company may have difficulty retaining key employees; (8) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (9) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (10) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; and (11) the Company may experience difficulties growing loan and deposit balances. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

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